EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Cedar Income Fund, Ltd. for the registration of 150,000 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2001, with respect to the consolidated financial statements and schedule of the Company included in it's Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

New York, New York                                     /s/ Ernst & Young LLP
June 27, 2001